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                                                                     EXHIBIT 5.1
                                                                     -----------


                            CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS  02109-2891
                           TELEPHONE (617) 248-5000
                           FACSIMILE (617) 248-4000
                                TELEX 49615860


                                      July 25, 1997


Innovasive Devices, Inc.
734 Forest Street
Marlborough, Massachusetts 01752-3032

Gentlemen:

     This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on July 25, 1997 by Innovasive Devices, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 600,000 shares of common stock, $.0001 par value (the "Common Stock"), of the Company.

     We are familiar with the Company's Third Restated Articles of Organization, as amended, its By-Laws, as amended, and its corporate minute book as well as the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company under its 1996 Omnibus Stock Plan and its 1996 Non-Employee Director Stock Option Plan, each as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel" in the Registration Statement.

                                    Very truly yours,

                                    /s/ CHOATE, HALL & STEWART
                                    CHOATE, HALL & STEWART